UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 9, 2007

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

One Pasta Avenue
Carrington, North Dakota 58421
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 4 and 6 through 8 are not applicable and therefore omitted.

Items 1.01. and 2.03.           Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2007, Dakota Growers Pasta Company, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with MVC Capital, Inc. (“MVC”) and La Bella Holdings, LLC (“LBH”).  A copy of the Agreement is attached hereto as Exhibit 10.1, and the summary of the Agreement below is qualified in its entirety by the Agreement.

As indicated above, on February 9, 2007, the Company entered into a stock purchase agreement with MVC and LBH pursuant to which the Company has agreed to issue up to 1,000,000 shares of Series F Convertible Preferred Stock to MVC and up to 1,000,000 shares of common stock to LBH at a purchase price of $10.00 per share for aggregate gross proceeds of up to $20,000,000.  The proceeds of the purchase of shares by MVC and LBH will be used to fund, in part, a repurchase of common stock from the Company’s stockholders (other than MVC and LBH) pursuant to a tender offer to be made to such stockholders in the near future. (The other source of funding for the Company’s possible repurchase of common stock from its stockholders will be additional debt financing, which is described in the following paragraphs.)

The total number of shares that MVC and LBH purchase under the Agreement depends on the number of shares to be repurchased by the Company in the proposed tender offer, after adjustment for the expenses of the stock issuance to MVC and LBH and the proposed tender offer.  If 3,920,000 or more shares of common stock are tendered for repurchase by the Company’s stockholders, MVC will purchase 1,000,000 shares of the Company’s Series F Convertible Preferred Stock and LBH will purchase 1,000,000 shares of the Company’s common stock.  If fewer than 3,920,000 shares are tendered in the proposed tender offer, then MVC’s purchase of Series F Convertible Preferred Stock and LBH’s purchase of common stock will be proportionately reduced.  The Series F Convertible Preferred Stock to be issued to MVC was created by the Company’s Board of Directors through the adoption of Certificate of Designation creating such series of stock from the Company’s undesignated preferred stock.  The Series F Convertible Preferred Stock carries the same economic entitlements and rights with respect to the Company as does the common stock, with the exception that the Series F Convertible Preferred Stock does not carry any voting right.   The Series F Convertible Preferred Stock does not carry any liquidation preference.  The Series F Convertible Preferred Stock may be converted into common stock at any time in the discretion of the holder, MVC, upon 65 days written notice to the Company; the Series F Convertible Preferred Stock may be converted immediately upon the occurrence of certain circumstances described in the Certificate of Designation.  A copy of the Certificate of Designation for the Series F Convertible Preferred Stock is attached hereto as Exhibit 3.1, which qualifies in its entirety the summary contained in this Item 1.01.

Pursuant to the Agreement, the Company agreed that upon closing of the purchase of common stock by LBH, the Company will appoint Mr. Richard Thompson, a principal of LBH, to the Company’s board of directors.  The Company has also granted MVC and LBH a right of first refusal to buy any securities that the Company issues for so long as either MVC or LBH own at least 50% of the shares that they initially purchase pursuant to the Agreement.  The Company has also agreed to register MVC and LBH’s shares with the SEC for resale in certain circumstances.  LBH also has a right to appoint a representative to observe the Company’s board meetings for so long as it holds at least 50% of the securities it initially purchases under the Agreement.  The Company also agreed to pay MVC and LBH approximately $400,000 in connection with the purchases and pay all transaction expenses including MVC and LBH’s legal expenses.

In addition to the equity investment to be provided by LBH and MVC, the Company has reached agreement with its primary lender, CoBank, ACB, to provide debt financing for use in the proposed repurchase of common stock from the Company’s stockholders.  On February 14, 2007 the Company entered into a $20 million term loan agreement with CoBank to partially fund the repurchase of stock from the Company’s stockholders.  (A copy of the agreement related to that term loan is attached hereto as Exhibit 10.2.)  Availability of debt financing for use in the stock repurchase under the term loan is contingent upon the Company receiving an equity investment equal to at least 50% of the aggregate purchase price of the shares to be repurchased from the Company’s stockholders in the proposed tender offer.  The Company must repay the term loan in 14 equal quarterly installments beginning in May 2011 and concluding in August 2014.  Interest on the term loan is at the 7-day LIBOR rate subject to performance adjustments depending upon the Company’s ratio of total debt to earnings before interest, taxes, depreciation and amortization or “EBITDA”  The higher the ratio the higher the adjustment to the 7-day LIBOR rate within a range of 175 to 275 basis points above the 7-day LIBOR rate.  Fixed interest rate options are also available.  In connection with the term loan agreement, the Company also entered into an amendment of its Master Loan Agreement with CoBank ACB and a modification to an existing term loan agreement with respect to debt previously incurred by the Company.  Those documents are attached as Exhibits 10.3 and 10.4 hereto.  The amended Master Loan Agreement requires that the Company’s total debt to EBITDA ratio not exceed 4.25 to 1.00.  The Company is also subject to covenants relating to ratios of EBITDA to fixed charges and minimum tangible net worth.

Item 3.02       Unregistered Sales of Equity Securities.

As indicated above in Item 1.01, the Company has entered into a Stock Purchase Agreement pursuant to which MVC Capital, Inc. and La Bella Holdings, LLC will acquire up to 1,000,000 shares of Series F Convertible Preferred Stock and up to 1,000,000 shares of common stock, respectively.  Based on the manner of sale and representations of MVC and LBH in the Agreement described above,  including a representation by each as to its status as an accredited investor within the meaning of Rule 501 of Regulation D, the Company believes that the issuance of securities to MVC Capital, Inc. and La Bella Holdings, LLC upon closing of the transactions contemplated by the Agreement will be private placements not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, pursuant to Regulation D thereof, and will therefore be exempt from the registration requirements thereof.

Item 5.03       Amendments to Articles of Incorporation or Bylaws.

As indicated in Item 1.01 above, in connection with the execution of the Agreement, the Company’s Board of Directors created, from the Company’s undesignated preferred stock, a Series of class F Convertible Preferred Stock to be issued to MVC in the transaction contemplated by the Agreement through the adoption of a Certificate of Designation for such Series F Convertible Preferred Stock.  (A copy of the Certificate of Designation for the Series F Convertible Preferred Stock is attached hereto as Exhibit 3.1, which qualifies in its entirety the summary contained in this Item 5.03.)  The Series F Convertible Preferred Stock carries the same economic entitlements and rights with respect to the Company as does the common stock, with the exception that the Series F Convertible Preferred Stock does not carry any voting right.  The Series F Convertible Preferred Stock does not carry any liquidation preference.  The Series F Convertible Preferred Stock may be converted into common stock at any time in the discretion of the holder, MVC, upon 65 days written notice to the Company; the Series F Convertible Preferred Stock may be converted immediately upon the occurrence of certain circumstances described in the Certificate of Designation.

Item 9.01	Financial Statements and Exhibits.

Exhibit		Description
3.	1	Certificate of Designation for Series F Convertible Preferred Stock.
10.	1	Stock Purchase Agreement between and among Dakota Growers Pasta Company, Inc., MVC Capital, Inc. and La Bella Holdings, LLC, dated February 9, 2007.
10.	2	Multiple Advance Term Loan Supplement, Loan No. RIE539T07 between CoBank ACB and Dakota Growers Pasta Company, Inc. dated February 14, 2007.
10.	3	Multiple Advance Term Loan Supplement, Loan No. RIE539T06A between CoBank ACB and Dakota Growers Pasta Company, Inc. dated February 14, 2007.
10.	4	Amendment to Master Loan Agreement between CoBank, ACB and Dakota Growers Pasta Company, Inc. dated February 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

February 15, 2007